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                                                                     EXHIBIT 10O


                             SEPARATION AGREEMENT
                             --------------------

     This is a Separation Agreement dated as of January 28, 2000 between Fort James Operating Company, its parent, affiliates, subsidiaries, predecessors, successors and assigns (collectively "Fort James" or the "Company") and B. Gregory Stroh ("Stroh").

     A. Stroh has been employed by Fort James as President, North American Tissue Operations and Technology under his employment agreement dated as of October 27, 1997 (the "Employment Agreement"). Fort James and Stroh have agreed on the terms under which he will terminate his employment with the Company. The parties desire to resolve matters involving Stroh's employment, the Employment Agreement and Stroh's separation from employment with Fort James.

     B. Stroh and Fort James further desire to settle, resolve and release any and all existing or potential claims, controversies, differences, disputes or disagreements, known or unknown, that Stroh may have with Fort James in exchange for Fort James' agreement to provide Stroh certain compensation and benefits to which he otherwise may not be entitled.

     C. Fort James also desires to provide Stroh with additional compensation in return for Stroh agreeing (i) not to compete against Fort James, (ii) not to hire Fort James employees and (iii) to cooperate with Fort James.

     THEREFORE, in consideration of the above premises and the mutual covenants and promises contained herein, Stroh and Fort James agree as follows:

          1.   Termination of Employment.  Stroh agrees to voluntarily terminate
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his employment effective at the close of business on January 28, 2000 (his "Date of Termination"). He will be paid all of his regular compensation and benefits through that
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date. His last day of work and responsibilities shall be January 28, 2000.

          2.   Severance Payments.  Fort James shall pay Stroh in a lump sum,
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the amount of $2,082,441.00 representing three (3) times the sum of (i) his current base salary and (ii) his 1998 Management Incentive Bonus plus $79,110.

          3.   MIP Bonus Payments.  Fort James shall pay Stroh $148,667
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representing his bonus under the 1999 Management Incentive Plan and $17,473.30 representing his bonus under the 2000 Management Incentive Plan.

          4.   Pension and Other Benefits.
               --------------------------

               (a) All Company provided medical, prescription and dental coverage and life insurance (including the split dollar life insurance currently provided to Stroh) in which Stroh is currently enrolled shall be provided to Stroh and eligible members of his family for three (3) years following January 28, 2000, to the extent provided in his Employment Agreement. In addition, the Company shall pay Stroh $19,098.14 representing two years of club dues grossed up.

               (b) Stroh is the beneficiary of 7,533 restricted shares and 16,950 performance shares issued pursuant to the 1996 Stock Incentive Plan (the "Plan"). Stroh agrees to relinquish all right to the restricted and performance shares as of January 28, 2000. In return, the Company agrees to pay Stroh on or before February 29, 2000, an amount equivalent to the value on January 28, 2000 of 24,483 shares of Common Stock of the Company determined by calculating the average of the high and low price of the Common Stock plus an amount equal to $22,882.50, representing the accrued dividends on such shares.

               (c) The Company will pay Stroh in a lump sum $257,309.75 equal to

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his interest in the Fort James Salaried Employees Supplemental Employee
Retirement Plan and related additional SERP.

               (d) Nothing herein shall forfeit or otherwise affect Stroh's right to vested benefits in the Fort James 401(k) Plan and related SERP, which benefits shall be paid to Stroh according to such plan.

               (e) Stroh shall not be entitled to any other bonus payments or profit sharing awards including any additional payments under the Management Incentive Plan.

               (f) All payments referred to herein are gross payments from which Fort James may withhold legal and authorized amounts for payment to taxing authorities as required by law.

               (g) The Company shall pay Stroh $21,000 for tax advice and tax preparation expenses for calendar years 2000 through 2002.

               (h) The Company will pay Stroh $98,076.92 representing the mortgage buydown for three (3) years commencing 1/28/00 on his Lake Forest, Illinois residence.

               (i) The Company will reimburse Stroh for reasonable legal expenses in connection with the negotiation of this Separation Agreement, not to exceed $5,000. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which Stroh may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, Stroh or others of the validity or enforceability of, or liability under, any provision of the Employment Agreement or this Separation Agreement or any guarantee of performance thereof (including as a result of any contest by Stroh about the amount of any payment pursuant to this Agreement), plus in each case interest on any

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delayed payment at the applicable Federal rate provided for in Section 7872 (f)
(2) (A) of the Internal Revenue Code of 1986, as amended (the "Code").

               (j) Unless exercised, Stroh's options to purchase 75,000 shares granted on January 6, 1998 and 40,000 shares granted on January 6, 1999 shall expire on his Date of Termination.

          5.   Method of Payment.  All cash payments required by this Agreement
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shall be made by wire transfer to Stroh's account or accounts which he shall designate in writing to the Company's Senior Vice President, General Counsel. Such transfers shall be authorized and released in advance so as to arrive in Stroh's account(s) by applicable due dates.

          6.   Company Car.  Fort James agrees to transfer to Stroh no later
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than February 29, 2000, the certificate of title to the automobile previously provided him for his personal and business use. Stroh acknowledges that after transfer of the title to the car to him, Fort James will no longer be responsible for providing insurance or maintenance for the vehicle in any manner and he shall be responsible for all costs associated with the vehicle from that date forward.

          7.   General Release.
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               (a)  In consideration of all payments due him hereunder or under the Employment Agreement, Stroh hereby agrees, for himself, his successors, heirs, representatives, executors, agents and assigns, to release and forever discharge Fort James, including its affiliates, subsidiaries, parents, predecessors, successors and assigns and their respective directors, officers, employees and agents thereof from any and all claims, debts, responsibilities and liabilities of every kind and character whatsoever, known or unknown,

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suspected or unsuspected, which he has ever had or may have against Fort James, including but not limited to, any and all claims arising out of Stroh's employment or termination of employment with Fort James. Stroh acknowledges that this Release includes any and all claims whether in contract or in tort, claims that may be brought on his behalf by others, claims brought before any court or administrative agency, or claims under any national, federal, state or local statute or ordinance, including any claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act or any other law.

      It is acknowledged that this Separation Agreement does not release Stroh's right to any vested benefits in the Fort James Corporation StockPlus Plan (the "StockPlus Plan") and related SERP. Stroh's eligibility for benefits in the StockPlus Plan will be controlled by the terms of the plan.

          (b) Fort James, including its affiliates, subsidiaries, parents, predecessors, successors and assigns and their respective directors, officers, employees and agents thereof hereby release and forever discharge Stroh, his successors, heirs, representatives, executors, agents and assigns from any and all claims, which it has ever had or may have against Stroh or any of the foregoing persons, arising out of (x) Stroh's employment or termination of employment with Fort James or (y) any event, condition or circumstance that existed or arose on or prior to the Date of Termination. The foregoing release will not apply to Stroh's obligations under this Separation Agreement. Fort James acknowledges that this Release includes all claims whether in contract or in tort, claims that may be brought on its behalf by others, claims brought before any court or administrative agency, or claims under any national, federal, state or local statute or ordinance.

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          8. Special Release Notification. This Separation Agreement includes
             ----------------------------
a release of all claims under the Age Discrimination in Employment Act, ("ADEA"), and, therefore, pursuant to the requirements of the ADEA, Stroh acknowledges that he has been advised (1) that this release includes but is not limited to, all rights or claims arising under the ADEA up to and including the date of execution of this release, but does not waive rights or claims that may arise after the date of execution; (2) to consult with an attorney or other advisor of his choosing concerning his rights and obligations under this release; (3) to fully consider this release before executing it, and that he has been offered at least twenty-one (21) days to do so; (4) that this release shall become effective and enforceable seven (7) days following execution of this Separation Agreement, during which seven (7) day period Stroh understands that he may revoke his acceptance of this Separation Agreement by delivering written notice to Clifford A. Cutchins, IV, Senior Vice President and General Counsel, Fort James Corporation, 1650 Lake Cook Road, Deerfield, Illinois 60015.

          9. Post Employment Restrictions, Obligations
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            (a) Stroh agrees to comply with the terms of his Confidentiality
Agreement executed as part of his Employment Agreement and not to otherwise use or disclose Fort James confidential information in the future.

            (b) In return for the payment for the restricted shares and the performance shares as set forth in Paragraph 4(b), Stroh agrees, in order to protect the Company's goodwill, trade secrets and confidential information and thereby help ensure the long-term success and development of the business, not to engage in competitive activities on behalf of a competitive business for a period of two (2) years following the Date of

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Termination with the Company for whatever reason, without first obtaining written permission from either the Senior Vice President and General Counsel or the Senior Vice President, Human Resources, which shall not be unnecessarily withheld or delayed. "Engage in competitive activities" means rendering services or being involved directly or indirectly in any way or in any capacity whether as an officer, director, employee, agent, owner, shareholder or consultant (excluding ownership of less than 5% of the stock of a publicly traded company), in the manufacture, development, promotion or sale of any towel or tissue product of the type manufactured by Fort James (the "Covered Products"). A "competitive business" means any person or entity engaged in the manufacture or non-retail sale of the Covered Products. Stroh acknowledges that products of the Company are sold throughout North America and Western Europe. Accordingly, the geographic area covered by this restraint shall include any county, city, town, province or comparable unit of local government where the Covered Products are manufactured, marketed or sold by the Company. The parties agree that this non-compete provision supersedes all prior agreements between them on this subject.

          (c) Stroh agrees for a period of two (2) years not to solicit directly or indirectly for employment any employee or former employee of Fort James or its affiliates, as of January 1, 2000, without the written consent of the Senior Vice President, Human Resources for the Company, which shall not be unreasonably withheld or delayed. Further, Stroh agrees that if any such Fort James employee approaches him for employment, he will refer them to the appropriate hiring official of his employer and will have no involvement either in the hiring of the employee or in working with the employee should such employee work for the same company for which Stroh works.

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              (d) Stroh agrees that as President, North American Tissue
Operations and Technology, he possesses intimate knowledge about all aspects of the Company's business, business plans and other confidential or propriety information. He also agrees that these restrictions are reasonable and necessary to protect the Company's business and in consideration of the substantial benefits provided him hereunder. If Stroh violates any of his obligations under this paragraph 9, the Company shall have no further obligation to him under this Agreement as on the date of breach. Stroh agrees that the Company will be irreparably harmed and will be entitled to immediate injunctive relief in the event of such breach in addition to any other monetary remedies.

              (e) If any aspect of the above post employment restrictions are deemed void or unenforceable by any court of competent jurisdiction, the parties agree that the court should modify these restrictions to a point they would be enforceable and enforce the restrictions to that extent.

          10. Indemnity. Fort James agrees to continue to indemnify and save
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Stroh harmless from all claims, actions and liabilities which may arise in connection with his reasonable performance of his duties for the Company. Such indemnification shall be to the same extent as its indemnification of active executives of equal rank but shall relate only to Stroh's alleged actions or failure to act during the period in which he was employed by the Company.

          11. Future Cooperation. Stroh agrees to cooperate in providing
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transition assistance related to his departure as may be reasonably required of him by Fort James, including presences as a witness in legal proceedings as may be necessary, both

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before and after his Date of Termination.

          12. Resignation. By his signature hereto, Stroh hereby resigns his
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position as President, North American Tissue Operations and Technology and any
and all other positions with the Company, its subsidiaries, its parent and its affiliates.

          13. Confidentiality. Stroh agrees that he will not divulge the
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contents of this Separation Agreement which are agreed to be confidential in nature except (a) Stroh may divulge the contents to his spouse, attorney, financial advisor and income tax preparer; or (b) except as may be required to comply with legal process. It is further agreed by Stroh that if it is necessary that this Agreement or a significant portion be disclosed to those listed above, Stroh agrees to instruct and request each of them, or use such other efforts as may be reasonable, to keep any information so disclosed confidential. If Stroh materially breaches this provision, the Company will have no further obligation to him under this Agreement.

          14. Entire Agreement. Stroh understands and agrees that all terms of
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this Separation Agreement are contractual and are not a mere recital. The parties represent and warrant that in negotiating and executing this Separation Agreement, each have had an opportunity to consult with legal counsel or other representatives of their own choosing concerning the meaning and effect of each term or provision hereof, and that there are no representations, promises or agreements other than those specifically referred to or set forth in writing herein.

              The parties represent and warrant that they have read this Separation Agreement in its entirety, fully understand and agree to its term and provisions, and intend and agree that it is a final and legal binding settlement and release of all claims Stroh may have.

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          15. Severability. If any portions of this Separation Agreement are
              ------------
void or deemed unenforceable for any reason, the unenforceable portions shall be deemed severed from the remaining portions of this Agreement which shall otherwise remain in full force and effect.

          16. No Waiver. The decision of either party not to assert a claim
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for breach of the Separation Agreement shall not be construed as a waiver of that or any subsequent breach which might occur.

          17. Corporate Authority. The officer executing this Separation
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Agreement on behalf of Fort James represents that he has full corporate authority to do so and to bind the Company, its parents, affiliates, subsidiaries, predecessors, successors and assigns.

          18. Governing Law. This Agreement shall be governed and construed
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according to the laws of the Commonwealth of Virginia.

          IN WITNESS WHEREOF, the parties have affixed their signatures:



                                             /s/ B. Gregory Stroh
                                             -----------------------------
                                             B. Gregory Stroh



                                             FORT JAMES OPERATING COMPANY

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                                             By: /s/ Daniel J. Girvan
                                                 ---------------------
                                                 Daniel J. Girvan
                                                 Senior Vice President


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